SUB-ITEM 77Q1(A)

                               AMENDMENT NO. 4 TO
                           AMENDED AND RESTATED BYLAWS
                          OF AIM COUNSELOR SERIES TRUST

                        Adopted effective April 30, 2010

The Amended and Restated Bylaws of AIM Counselor Series Trust (the "Trust"), adopted effective September 14, 2005, (the "Bylaws"), are hereby amended as follows:

     1. AIM Counselor Series Trust is now named AIM Counselor Series Trust (Invesco Counselor Series Trust).

     2. All references to AIM Counselor Series Trust in the Bylaws are hereby deleted and replaced with AIM Counselor Series Trust (Invesco Counselor Series Trust).